UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2025
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.		78401
(U.S. corporate headquarters)		(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada		V6E 4A2
(Canadian corporate headquarters)		(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 1 – Registrant’s Business and Operations

Item 1.01         Entry into a Material Definitive Agreement

On October 3, 2025, Uranium Energy Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC (the “Underwriter”), pursuant to which the Company agreed to sell 15,500,000 shares of its common stock, $0.001 par value per share (each, a “Share”) at a price to the public of $13.15 per Share for gross proceeds of $203,825,000 (the “Offering”). The Offering closed on October 6, 2025.

Pursuant to the Underwriting Agreement, the Underwriter has an option (the “Option”) to purchase up to an additional 2,325,000 Shares, and the Underwriter has 30 days from October 3, 2025 to exercise its Option to purchase additional Shares.

The Underwriting Agreement contains customary representations, warrants and covenants by the Company, conditions to closing and indemnification provisions, as well as a form of lock-up agreement that has been signed by certain of the Company’s directors and officers, filed herewith as Exhibit 1.1 to this Current Report on Form 8-K.

The net proceeds to the Company from the underwritten public Offering, after deducting the underwriting discounts and the estimated Offering expenses, are expected to be approximately $201,325,000 (or approximately $231,550,000 if the Underwriter exercises in full its Option to purchase additional Shares). The Company intends to use the net proceeds from this offering to accelerate the development of a new, state-of-the-art American uranium refining and conversion facility through its wholly owned subsidiary, United States Uranium Refining & Conversion Corp., as well as for general corporate and working capital purposes,

The Shares were issued pursuant to a prospectus supplement dated as of October 3, 2025, which was filed with the Securities and Exchange Commission (the “SEC”) in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-268417), which became effective on filing on November 16, 2022, and the base prospectus dated as of November 16, 2022 contained in such registration statement.

The legal opinion of McMillan LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Underwriting Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Underwriting Agreement which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 7.01         Regulation FD Disclosure

On October 6, 2025, the Company issued a news release to announce the closing of its recently announced public offering.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated October 3, 2025, by and between Uranium Energy Corp. and Goldman Sachs & Co. LLC
5.1	Opinion of McMillan LLP
23.1	Consent of McMillan LLP (included in Exhibit 5.1)
99.1	News release dated October 6, 2025
104	Cover Pate Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: October 6, 2025.	By:	/s/ Josephine Man
Josephine Man Chief Financial Officer, Treasurer and Secretary
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